                                                                   EXHIBIT 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                   -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                   -----------
                                 HSBC Bank USA
               (Exact name of trustee as specified in its charter)

             New York                                      13-2774727
             (Jurisdiction of incorporation                (I.R.S. Employer
             or organization if not a U.S.                 Identification No.)
             national bank)

             140 Broadway, New York, N.Y.                  10005-1180
             (212) 658-1000                                (Zip Code)
             (Address of principal executive offices)

                               Warren L. Tischler
                             Senior Vice President
                                 HSBC Bank USA
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-1792
            (Name, address and telephone number of agent for service)

                                     AVIRON
             (Exact name of Registrant as specified in its charter)

             Delaware                                      77-0309686
             (State or other jurisdiction                  (I.R.S. Employer
             of incorporation or organization)             Identification No.)

             297 North Bernardo Avenue
             Mountain View, California                     94043
             (650) 919-6500                                (Zip Code)
             (Address of principal executive offices)

                                Debt Securities*
                         (Title of Indenture Securities)

*  Specific title to be determined in connection with the sale of Debt
   Securities.

                                     General
Item 1. General Information.

              Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervisory authority to which it is subject.

              State of New York Banking Department.

              Federal Deposit Insurance Corporation, Washington, D.C.

              Board of Governors of the Federal Reserve System,
              Washington, D.C.

       (b) Whether it is authorized to exercise corporate trust powers.

                     Yes.

Item 2. Affiliations with Obligor.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

                     None

Item 4. Trusteeships under other indentures.

               If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information.

       (a) Title of the securities outstanding under each such other indenture.

               5 3/4% Convertible Subordinated Notes due 2005.

       (b) A brief statement of the fact relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Item 16.  List of Exhibits.


Exhibit

T1A(i)                     (1)     -      Copy of the Organization Certificate
                                          of HSBC Bank USA.

T1A(ii)                    (1)     -      Certificate of the State of New York
                                          Banking Department dated December 31,
                                          1993 as to the authority of HSBC Bank
                                          USA to commence business as amended
                                          effective on March 29, 1999.

T1A(iii)                           -      Not applicable.

T1A(iv)                    (1)     -      Copy of the existing By-Laws of
                                          HSBC Bank USA as adopted on
                                          January 20, 1994, as amended on
                                          October 23, 1997.

T1A(v)                             -      Not applicable.

T1A(vi)                    (2)     -      Consent of HSBC Bank USA
                                          required by Section 321(b) of the
                                          Trust Indenture Act of 1939.

T1A(vii)                           -      Copy of the latest report of
                                          condition of the trustee (September
                                          30, 2000), published pursuant to law
                                          or the requirement of its
                                          supervisory or examining authority.

T1A(viii)                          -      Not applicable.

T1A(ix)                            -      Not applicable.


         (1) Exhibits previously filed with the Securities and Exchange Commission with Registration No. 022-22429 and incorporated herein by reference thereto.

         (2) Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 26th day of January, 2001.

                                           HSBC BANK USA


                                           By: /s/ James M. Foley
                                              ---------------------------------
                                                   James M. Foley
                                                   Assistant Vice President

                                                              EXHIBIT T1A (vii)

                               Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                               Federal Deposit Insurance Corporation
                               OMB Number: 3064-0052
                               Office of the Comptroller of the Currency
                               OMB Number: 1557-0081


FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL      Expires March 31, 2002
--------------------------------------------------------------------------------

                               Please refer to page i, Table of
                               Contents, for the required disclosure   [ 1 ]
                               of estimated burden.
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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC AND
FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 2000

This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).



NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
    Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

    /s/ Gerald A. Ronning
----------------------------------------------------
Signature of Officer Authorized to Sign Report

           11/10/00
----------------------------------------------------
Date of Signature

                                   (19980930)
                                  -----------
                                  (RCRI 9999)


This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.


The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.


We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ Yousset A. Nasr
----------------------------------------------------
Director (Trustee)

   /s/ Bernard J. Kennedy
----------------------------------------------------
Director (Trustee)


   /s/ Sal H. Alfiero
----------------------------------------------------
Director (Trustee)

SUBMISSION OF REPORTS

Each Bank must prepare its Reports of Condition and Income either:

(a) in automated form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation
      (EDS), by modem or computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS


To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.


--------------------------------------------------------------------------------
FDIC Certificate Number     0    0   5   8   9
                          ----------------------
                               (RCRI 9030)

"http://www.banking.us.hsbc.com"
--------------------------------------------------------------------------------
     Primary Internet Web Address of Bank (home page)
     (Example: www.examplebank.com)

HSBC Bank USA
--------------------------------------------------------------------------------
Legal Title of Bank (text 9010)

Buffalo
--------------------------------------------------------------------------------
City (text 9130)

N.Y.      14203
--------------------------------------------------------------------------------
State Abbrev. (Text
9200)     Zip Code (Text 9220)

  Board of Governors of the Federal Reserve System, Federal Deposit Insurance
             Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the

          HSBC Bank USA             of Buffalo
          Name of Bank                City

in the state of New York, at the close of business September 30, 2000

ASSETS
                                                                                              Thousands of dollars
Cash and balances due from depository institutions:
   Non-interest-bearing balances currency and coin ............................................  $  1,986,803
   Interest-bearing balances ..................................................................     6,432,408
   Held-to-maturity securities ................................................................     4,227,953
   Available-for-sale securities ..............................................................    16,867,689
   Federal funds sold and securities purchased under agreements to resell .....................     2,629,177

Loans and lease financing receivables:
   Loans and leases net of unearned income ....................................... $ 38,813,494
   LESS: Allowance for loan and lease losses .....................................      531,808
   LESS: Allocated transfer risk reserve .........................................            -
   Loans and lease, net of unearned income, allowance, and reserve ............................  $ 38,281,686
   Trading assets .............................................................................     4,937,459
   Premises and fixed assets (including capitalized leases) ...................................       731,615
Other real estate owned .......................................................................        17,793
Investments in unconsolidated subsidiaries and associated companies ...........................     2,549,829
Customers' liability to this bank on acceptances outstanding ..................................       226,814
Intangible assets .............................................................................     2,969,884
Other assets ..................................................................................     2,165,839
Total assets ..................................................................................    84,024,949

LIABILITIES
                                                                                              Thousands of dollars
Deposits:
   In domestic offices ........................................................................    34,632,582
   Non-interest-bearing ..........................................................    5,234,945
   Interest-bearing ..............................................................   29,397,637
In foreign offices, Edge and Agreement subsidiaries, and IBFs .................................    21,655,922
   Non-interest-bearing ..........................................................      246,990
   Interest-bearing ..............................................................   21,408,932
Federal funds purchased and securities sold under agreements to repurchase ....................     1,314,197
Demand notes issued to the U.S. Treasury ......................................................     4,140,116
Trading Liabilities ...........................................................................     2,280,559
Other borrowed money (including mortgage indebtedness and obligations under capitalized leases):
   With a remaining maturity of one year or less ..............................................     4,396,659
   With a remaining maturity of more than one year through three years ........................       603,614
   With a remaining maturity of more than three years .........................................       568,109
Bank's liability on acceptances executed and outstanding ......................................       226,814
Subordinated notes and debentures .............................................................     1,648,467
Other liabilities .............................................................................     2,908,320
Total liabilities .............................................................................    74,375,359

EQUITY CAPITAL

Perpetual preferred stock and related surplus .................................................             -
Common Stock ..................................................................................       205,000
Surplus .......................................................................................     9,129,848
Undivided profits and capital reserves ........................................................       310,156
Net unrealized holding gains (losses) on available-for-sale securities ........................        20,473
Accumulated net gain (losses) on cash flow hedges .............................................             -
Cumulative foreign currency translation adjustments ...........................................       (15,887)
Total equity capital ..........................................................................     9,649,590
Total liabilities and equity capital ..........................................................    84,024,949